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                                                      PricewaterhouseCoopers LLP
                                                           555 California Street
                                                                      36th Floor
                                                         San Francisco CA  94104
                                                       Main Phone (415) 393-8500
                                                         Main Fax (415) 393-8644


San Francisco, California

July 1, 1999

                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30913, 333-67677, 333-30915, 333-16967, and
333-47747) of Greater Bay Bancorp of our report dated June 30, 1999 on our audits of the Supplemental Consolidated Financial Statements of Greater Bay Bancorp and Subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP

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